SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

Nevada (State or other jurisdiction of incorporation or organization)	Legacy Wine & Spirits International Ltd. (Exact name of registrant as specified in its charter)	91-1963840 (I.R.S. Employer Identification No.)
385 52 Ave., Pointe-Calumet, Quebec, Quebec, Canada (Address of principal executive offices)		J0N 1G4 (Zip Code)
1-888-488-6882 (Registrant's telephone number, including area code)
Legacy Mining Ltd. Suite 806 – 1288 Alberni St., Vancouver, B.C., V6E 4N5 (Former name or former address, if changed since last report)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2008, the Registrant signed an agreement with Legacy Wine and Spirits Merchants Ltd (“Legacy Merchants”) a Hong Kong based Company, for the rights to a fifteen (15) year general license to import, bottle, blend, manufacture and distribute wine and spirits in China. The agreement did not take effect until the Company completed its name change (See Items 5.03 below), which was completed on May 27, 2008.

Legacy Merchants was issued 1,000,000 restricted shares of the Company’s Rule 144 stock for the rights to the aforementioned license through its agreement with Beijing Nine Dragons Winery Co. Ltd (“Nine Dragons”) a China based company.

Through Legacy Merchants and its agreement with Crown Star Holdings Ltd, an alcoholic beverage sourcing company with offices in Canada and Hong Kong, the Company has access to a wide selection of fine wine and spirits.

The Company will first open at least two (2) wine and spirits retail stores to be located in Beijing, China within the next three (3) months for the distribution of its imported products.  These approximate 300 sq/ft, boutique-style retail stores will be named “Legacy Wine and Spirits” and will initially stock imported red and white wines as well as a selection of spirits from choice regions throughout the world.

These initial stores will be a flagship model for a franchising plan designed to further broaden the Company’s distribution facilities and gain further market awareness and penetration of the Legacy brand.

Once the Legacy retail stores have been established, the Company will exercise its First Right of Refusal to start-up its manufacturing facility in Beijing through Legacy Merchants agreement with Nine Dragons.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 27, 2008, the Registrant agreed to issue 294,083 shares of Legacy Wine & Spirits International Ltd. common stock in satisfaction of $147,041.32 owed to nine (9) debtors.  The issuance price of the common stock was  $0.50 per share as agreed  between the debtors and Legacy Wine & Spirits International Ltd..  The foregoing issuance of common stock was made in reliance upon an exemption from registration requirements provided under Regulation D under the Securities Act of 1933. The list of debtors and the agreement accepted by each of the nine (9) debtors for the conversion of debt to shares are attached hereto as Exhibit 10.03.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5. 02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;APPOINTMENT OF PRINCIPAL OFFICERS.

1. Appointment of Registrants Officers and Directors:

As of May 26, 2008, the President, CEO and Director of the Registrant was Mr. Robert Klein. The Secretary, Treasurer, CFO and Director of the Registrant was Mr. Marc Scheive.

As of May 27, 2008, Mr. Marc Schieve became the President, CEO and Director of the Registrant and Mr. Klein became the Secretary, Treasurer, CFO and Director of the Registrant.

This shuffle of Officers was not motivated by a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

ITEM 5. 03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On April 4, 2008, the Registrant held a Special Meeting whereby the Board of Directors, by unanimous consent, adopted, effective May 2, 2008, the following amendments to its Articles of Incorporation:

Name Change.   The Registrant announces that a majority of the shareholders entitled to vote on such matters approved a change of name from Legacy Mining Ltd. to “Legacy Wine & Spirits International Ltd”. On April 8, 2008, a Certificate of Amendment to its Articles of Incorporation was filed with the State of Nevada changing the name to Legacy Wine & Spirits International Ltd.

Change of Symbol and CUSIP Number.  The Company also took the necessary steps to change its symbol and CUSIP Number. Therefore, the CUSIP Number has changed from 5246EP 10 3 to 52470N 10 1. Following the review of the NASD and FINRA, the Company was given a new effective date for trading. Effective at the opening of business on May 27, 2008, the symbol changed from LEYM to “LWSP”.

ITEM 9.01 EXHIBITS.

(c)  Exhibits

10.01:  Exclusive License Agreement

10.02:  Letter Addendum

10.03   Shares for debt Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Legacy Wine & Spirits International Ltd.

DATED:  May 29, 2008

By:     /s/: M. Scheive

M. Scheive, President

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